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                                                                   Exhibit 23(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports and to all references to our Firm included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP


Boston, Massachusetts
April 3, 2001



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